FOR IMMEDIATE RELEASE

Contacts:	Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
ANNOUNCES 3rd QUARTER 2013
EARNINGS RELEASE DATE AND CONFERENCE CALL

Atlanta, Georgia, September 27, 2013 – Genuine Parts Company (NYSE:GPC) plans to release Third Quarter Earnings on October 18, 2013. Management will also host a conference call on this date at 11:00 a.m. Eastern time. The public may access the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing 877-331-5106. The conference ID is 72999067. If you are unable to participate during the call, a replay of the call will be available on the Company’s website or at 855-859-2056, ID 72999067, after the completion of the conference call until 12:00 a.m. Eastern time on November 2, 2013.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts and accessories in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2012 revenues of $13.0 billion.